UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: April 17, 2015
(Date of earliest event reported)

SUN COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12616	38-2730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27777 Franklin Rd.
Suite 200
Southfield, Michigan	48034
(Address of Principal Executive Offices)	(Zip Code)

(248) 208-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
On April 17, 2015, Sun Communities, Inc. (the “Company”) filed with the Securities and Exchange Commission (“SEC”) a shelf registration statement (File No. 333-203498 (the “Registration Statement”), which became immediately effective upon filing. On April 17, 2015, the Company also filed with the SEC a prospectus supplement, dated April 17, 2015, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the offer and sale of shares of common stock, par value $0.01 per share (the “Shares”), from time to time to or through BMO Capital Markets Corp. and Liquidnet, Inc., as the Company’s sales agents (the “Sales Agents”), pursuant to an At the Market Offering Sales Agreement dated May 10, 2012, which was amended on April 17, 2015 to reference the Registration Statement. An opinion of Ober, Kaler, Grimes & Shriver with respect to the validity of Shares that may be offered and sold pursuant to the prospectus supplement and the accompanying prospectus is filed herewith as Exhibit 5.1.

This Current Report on Form 8−K does not constitute an offer to sell or a solicitation of an offer to buy the Shares, and there shall not be any sale of the Shares in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The sale of the Shares is being made only by means of a prospectus and related prospectus supplement.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description	Method of Filing

5.1	Opinion of Ober, Kaler, Grimes & Shriver, a Professional Corporation	Filed herewith.
23.1	Consent of Ober, Kaler, Grimes & Shriver, a Professional Corporation (included in Exhibit 5.1)	Included in Exhibit 5.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN COMMUNITIES, INC.
Dated: April 17, 2015	By:	/s/ Karen J. Dearing
Karen J. Dearing, Executive Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

5.1	Opinion of Ober, Kaler, Grimes & Shriver, a Professional Corporation	Filed herewith.
23.1	Consent of Ober, Kaler, Grimes & Shriver, a Professional Corporation (included in Exhibit 5.1)	Included in Exhibit 5.1.